SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2003

BNS Co.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-5881	050113140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 848-6300

200 Frenchtown Road, Suite 2, North Kingstown, Rhode Island 02852

(Former Name or Former Address, if Changed since Last Report)

Item 2.	Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of April 28, 2003, as amended (the “Purchase Agreement”) between BNS Co. (the “Company”) and Wasserman RE Ventures LLC (“Wasserman”), Wasserman purchased on August 26, 2003 the Company’s industrial/commercial facility in North Kingstown, Rhode Island along with the adjoining acreage (a total of approximately 169 acres, all in Rhode Island) (the “Rhode Island Property”) for $20.2 million in cash. The purchase price was determined by arms-length negotiation between representatives of the Company and representatives of Wasserman. Additional details concerning the Purchase Agreement were set forth in the Company’s definitive proxy statement dated June 23, 2003 and filed with the Securities and Exchange Commission (the “Commission”) on June 23, 2003.

On August 27, 2003, the Company issued a press release (“Press Release”) announcing the completion of the sale of the Rhode Island Property. The Press Release is incorporated hereto by reference.

Item 5.	Other Events and Regulation FD Disclosure

Following the closing of the sale of assets reported in Item 2 above, the Company made an incentive payment to its Chief Executive Officer in accordance with the Amended and Restated Engagement Letter dated January 24, 2003 between the Company and Michael Warren Associates, Inc., as further amended as of April 8, 2003. The payment was in the amount of 2% of the sales proceeds received by the Company from Wasserman upon said sale.

Item 7.	Financial Statement and Exhibits

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated balance sheet as of December 31, 2002.

Unaudited pro forma consolidated balance sheet as of June 30, 2003.

Unaudited pro forma consolidated statement of operations for the year ended December 31, 2002.

Unaudited pro forma consolidated statement of operations for the six months ended June 30, 2003.

PRO FORMA FINANCIAL INFORMATION

The following describes the pro forma effect of the sale of the Company’s Rhode Island Property on the (i) audited consolidated balance sheet information as of December 31, 2002; (ii) the audited statement of operations information for the year ended December 31, 2002; (iii) the unaudited consolidated balance sheet information as of June 30, 2003; and (iv) the unaudited statement of operations information for the six months ended June 30, 2003. The unaudited pro forma consolidated financial information is provided for informational purposes only and does not purport to represent what the financial position and results of operations of the Company would actually have been had the sale in fact occurred at the date indicated. Each unaudited pro forma consolidated balance sheet and consolidated statement of operations information illustrate the estimated effects of the sale as if the transaction had occurred at the end of the period presented for each consolidated balance sheet and at the beginning of the period for each consolidated statement of operations.

The following pro forma adjustments are based on available information and on assumptions which management believes are reasonable:

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2002

(dollars in thousands, except per share data)

	Restated Historical Balance as of Dec. 31, 2002	(2) Proceeds and Adjustments resulting from Sale of Rhode Island Property	(3) Use of Proceeds	Pro Forma Balance as of Dec. 31, 2002
Assets
Current Assets:
Cash and cash equivalents	$4,416	$18,015 (1)	$(4,440)	$17,9914
Other receivables	1,037			1,037
Assets held for sale	2,959	(2,514)		445
Assets related to discontinued operations	139			139
Available for sale investments	93			93
Environmental escrow		331		331
Prepaid expenses and other current assets	512	(80)		432

Total current assets	9,156	15,752	(4,440)	20,468
Machinery and equipment	23			23
Other assets	84	(84)		—

	$9,263	$15,668	$(4,440)	$20,491

Liabilities and shareowners’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,048	$104	$(953)	$3,199
Current portion of long-term debt	2,360		(2,360)	—

Total current liabilities	6,408	104	(3,313)	3,199
Long-term liabilities	2,527		(1,127)	1,400
Total Shareowners’ equity	328	15,564		15,892	(4)

	$9,263	$15,668	$(4,440)	$20,491

(1)	Represents proceeds amounting to $20,200, net of $1,400 of cash for fees and incentive payments paid in connection with the sale of the Rhode Island Property, $331 environmental escrow required to be established, adjusted for $90 of rent received in advance and $350 of taxes as a result of such sale.
(2)	The adjustments represent the removal of all assets and liabilities related to the Rhode Island Property.
(3)	Represents disbursement for principal on the mortgage on the Rhode Island Property and the payment of the outstanding balance of the unfunded pension liability. The payment on the mortgage also includes a payment of a prepayment penalty in the amount of $194.
(4)	Reconciliation of historical shareholders’ equity to pro forma shareholders’ equity:

Historical balance, December 31, 2002		$328
Adjustments:
Write off capitalized debt costs	$(84)
Recognition of prepayment penalty	(194)
Gain on sale of Rhode Island Property	15,842	15,564

Pro forma balance, December 31, 2002		$15,892

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2003

(dollars in thousands, except per share data)

	Historical Balance as of June 30, 2003	(2) Proceeds and Adjustments resulting from Sale of Rhode Island Property	(3) Use of Proceeds	Pro Forma Balance as of June 30, 2003
Assets
Current Assets:
Cash and cash equivalents	$2,167	$18,005 (1)	$(3,556)	$16,616
Other receivables	283			283
Assets held for sale	3,618	(3,161)		457
Environmental escrow	—	331		331
Prepaid expenses and other current assets	549	(76)		473

Total current assets	6,617	15,099	(3,556)	18,160
Machinery and equipment	20			20
Other assets	64	(64)		—

	$6,701	$15,035	$(3,556)	$18,180

Liabilities and shareowners’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,552	$94	$(944)	$2,702
Current portion of long-term debt	1,852		(1,852)	—

Total current liabilities	5,404	94	(2,796)	2,702
Long-term liabilities	2,110		(760)	1,350
Total Shareowners’ equity	(813)	14,941		14,128	(4)

	$6,701	$15,035	$(3,556)	$18,180

(1)	Represents proceeds amounting to $20,200, net of $1,400 of cash for fees and incentive payments paid in connection with the sale of the Rhode Island Property, $331 environmental escrow required to be established, adjusted for $100 of rent received in advance and $350 of taxes as a result of such sale.
(2)	The adjustments represent the removal of all assets and liabilities related to the Rhode Island Property.
(3)	Represents disbursement for principal on the mortgage on the Rhode Island Property and the payment of the outstanding balance of the unfunded pension liability. The payment on the mortgage also includes a payment of a prepayment penalty in the amount of $194.
(4)	Reconciliation of historical shareholders’ equity to pro forma shareholders’ equity:

Historical balance June 30, 2003		$(813)
Adjustments:
Write off capitalized debt costs	$(64)
Recognition of prepayment penalty	(194)
Gain on sale of Rhode Island Property	15,199	14,941

Pro forma balance, December 31, 2002		$14,128

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2002

(dollars in thousands, except per share data)

	Historical Balance year ended Dec. 31, 2002	Adjustments	Pro Forma Balance as of Dec. 31, 2002
Revenue	$3,500	$(2,482)	$1,018
General and administrative	3,812	(1,229)	2,583

Operating income (loss)	(312)	(1,253)	(1,565)
Interest expense	394	(394)	—
Other income, net	227		227

Income (loss) from continuing operations before tax	(479)	(859)	(1,338)
Income tax provision	247		247

Income (loss) from continuing operations	$(726)	$(859)	$(1,585)

Net income (loss) per common share
Basic and diluted	$(0.25)		$(0.54)

Weighted average shares outstanding	2,920		2,920

Unaudited Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2003

(dollars in thousands, except per share data)

	Historical Balance year ended June 30, 2003	Adjustments	Pro Forma Balance as of June 30, 2003
Revenue	$1,573	$(1,133)	$440
General and administrative	2,609	(576)	2,033

Operating income (loss)	(1,036)	(557)	(1,593)
Interest expense	149	(107)	42
Other income, net	46		46

Income (loss) from continuing operations before tax	(1,139)	(450)	(1,589)
Income tax provision	93		93

Income (loss) from continuing operations	$(1,232)	$(450)	$(1,682)

Net income (loss) per common share
Basic and diluted	$(0.42)		$(0.57)

Weighted average shares outstanding	2,922		2,922

(c) Exhibits

Exhibit Number	Title
10.39	Amendment, dated April 8, 2003, to Compensation Agreement dated January 24, 2003 between the Company and Michael Warren Associates, Inc.

99.1	Purchase and Sale Agreement dated as of April 28, 2003 by and between the Company and Wasserman, included as Annex A to the Company’s definitive proxy statement dated June 23, 2003, filed with the Commission on June 23, 2003.

99.2	Extension Agreements dated August 1, 2003 and August 14, 2003 relating to the Purchase and Sale Agreement filed as Exhibit 99.1.

99.3	Company’s August 27, 2003 Press Release announcing completion of the sale of the Rhode Island Property, incorporated by reference from Exhibit 99.1 filed with the Company’s report on Form 8-K with the Commission on August 27, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNS CO.

Date: September 10, 2003	By:	/s/ MICHAEL WARREN
	Name:	Michael Warren
	Title:	President and Chief Executive Officer